BY-LAWS
                                    of
                    CARPENTER TECHNOLOGY CORPORATION
                 As Last Amended Effective June 30, 1994

  l.  MEETINGS OF STOCKHOLDERS.
      -------------------------
      l.l  Annual Meeting.  The annual meeting of stockholders
           --------------
  shall be held during the last two weeks of October in each year, and shall be held at a place and time determined by the

  Board of Directors (the "Board").

       At an annual meeting of the stockholders, only such

  business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting

  (or any supplement thereto) given by or at the direction of the

  Board, otherwise properly brought before the meeting by or at the direction of the Board, or otherwise properly brought

  before the meeting by a stockholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 50 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the

  stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder's notice to the

  Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the

  stockholder in such business.

      Notwithstanding anything in the by-laws to the contrary,

  no business shall be conducted at the annual meeting except in accordance with the procedures set forth in the section 1.1,

  provided, however, that nothing in this section 1.1 shall be deemed to preclude discussion by any stockholder of any

  business properly brought before the annual meeting in

  accordance with said procedure.

     The chairman of an annual meeting shall, if the facts

  warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section 1.1 and, if he should so determine,

  he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

       l.2  Special Meetings.  Except as otherwise required by
            ----------------
  law and subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, special meetings of the stock-

  holders may be called only by the Board pursuant to a

  resolution approved by a majority of the entire Board.

     l.3  Place of Meetings.  Meetings of the stockholders may
           -----------------
  be held in or outside Delaware at the place specified in the notice by the person or persons calling the meeting.

      l.4  Notice of Meetings.  Written notice of each meeting
           ------------------
  of stockholders shall be mailed to each stockholder entitled to vote at the meeting, not less than 20 nor more than 40 days before the meeting, and shall state the time and place of the meeting and the purposes for which it is called.

      l.5  Quorum.  The presence in person or by proxy of the
           ------
  holders of a majority of the shares entitled to vote shall con-

  stitute a quorum for the transaction of any business, except as otherwise provided by law.  In the absence of a quorum any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum is present, without further notice other than announcement at the meeting of the adjourned time and place (provided that if a meeting is adjourned for more than 30 days, or if a new record date is set, a new notice must be given).  At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

      l.6  Voting; Proxies.  Stockholders may attend meetings
           ---------------
  and vote either in person or by proxy.  Every proxy must be signed by the stockholder (or his attorney-in-fact) as listed on the stock transfer books on the record date established for the meeting.  Corporate action to be taken by stockholder vote,

  other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders at which a quorum is present, except as otherwise provided by law,

  by the Certificate of Incorporation, as amended from time to time, or by these by-laws.  Directors shall be elected in the manner provided in section 2.l of these by-laws.

     l.7  Inspectors of Election.  The Chairman or President
           ----------------------
  shall have the power to appoint two persons (who need not be stockholders) to act as inspectors of election at each meeting of stockholders.  If there are not two inspectors present,

  ready and willing to act, the chairman presiding at any meeting may appoint a temporary inspector or inspectors to act at such meeting.  No candidate for the office of director shall act as an inspector of any election for directors.


  2.  BOARD OF DIRECTORS.
      ------------------

      2.l  Number, Election and Term of Directors.  The business
           --------------------------------------
  of the Corporation shall be managed by the Board, which shall consist of up to 15 Directors.  A person to be qualified for election as director shall be a bona fide holder of at least one share of the capital stock of the Corporation having voting rights, or a shareholder in a corporation owning twenty-five percentum or more of the Corporation's capital stock.  The

  Board of Directors shall be divided into three equal classes as possible. The term of office of the first class will expire at the first annual meeting of the stockholders, that of the

  second class will expire at the second annual meeting, and that of the third class will expire at the third annual meeting.  At each annual meeting of the stockholders after such classifica-

  tion, directors shall be chosen for a term of three years to succeed those whose terms expire, and shall hold office until the third following annual meeting of stockholders and until the election of their respective successors, subject to the provisions of section 2.6 hereof.  The number of directors may be changed by resolution of two-thirds of the entire Board or by a vote of the holders of two-thirds of the issued and

  outstanding stock of the Corporation entitled to vote, but any such change shall be made as nearly pro rata as possible among the three classes, and no decrease may shorten the term of any incumbent director; in no event shall the Board of Directors consist of less than three directors.  Directors shall be

  elected at each annual meeting of stockholders by a plurality of the votes cast by written ballot.  As used in these by-laws,

  "entire Board" means the total number of directors which the

  Corporation would have if there were no vacancies.

      2.2  Quorum and Manner of Acting.  A majority of the
           ---------------------------
  directors in office (but not less than one-third of the entire

  Board) shall constitute a quorum for the transaction of

  business at any meeting, except as provided in section 2.7 of these by-laws.  Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote, if a quorum is present, unless otherwise provided by law or these by-laws.  In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present, on notice given as provided in

  Section 2.5 hereof.

      2.3  Annual and Regular Meetings.  Annual meetings of the
           ---------------------------
  Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place,

  or (b) as soon as practicable after the annual meeting of

  stockholders on notice as provided in Section 2.5 of these by-

  laws.  Regular meetings of the Board may be held at such times and places as the Board determines.

     2.4  Special Meetings.  Special meetings of the Board may
           ----------------
  be called by the Chairman of the Board or the Chief Executive

  Officer or by three directors, one from each class of directors then in office.

       2.5  Notice of Meetings; Waiver of Notice.  Notice of the
            ------------------------------------
  time and place of each regular and special meeting of the

  Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least five days before the

  meeting, or by delivering or telephoning or telegraphing it to him at least one day before the meeting.  Notice of a special meeting shall also state the general purpose or purposes for which the meeting is called.  Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him, either before the meeting or when it begins.  Notice of any adjourned meeting need not be given,

  other than by announcement at the meeting at which the adjourn-

  ment is taken.

       2.6  Resignation and Retirement of Directors.  Any
            ---------------------------------------
  director may resign at any time by giving written notice to the

  Chief Executive Officer or Secretary of the Corporation, to

  take effect at the time specified therein.  The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.  Unless otherwise

  provided by resolution of the Board, any director who is also an officer of the Corporation shall retire from the Board upon his attaining age 65 or upon his earlier retirement as an officer of the Corporation. Any director who is not an officer of the Corporation shall retire from the Board at the next

  Annual Meeting of Stockholders after the director attains

  age 70.

      2.7  Vacancies.  Any vacancy in the Board, including one
           ---------
  created by an increase in the number of directors, may be

  filled for the unexpired term by a majority vote of the

  remaining directors, though not a quorum.

      2.8  Action by Directors Without a Meeting.  Any action by
           -------------------------------------
  the Board or any committee of the Board may be taken without a meeting if a written consent to the action is signed by all of the members of the Board or committee.

      2.9  Compensation.  Directors shall receive such compen-
           ------------
  sation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties.  A director may also be paid for serving the

  Corporation, its affiliates or subsidiaries in other

  capacities.

      2.10  Nominations of Director Candidates.  Only persons
            ----------------------------------
  who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the

  Corporation may be made at a meeting of stockholders by or at the direction of the Board by any nominating committee or

  person appointed by the Board or by any stockholder of the

  Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section 2.10.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the

  Corporation not less than 50 days prior to the meeting;

  provided, however, that in the event that less than 65 days'

  notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the

  person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for

  election of directors pursuant to Schedule 14A under the

  Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation.

  No person shall be eligible for election as a director of the

  Corporation unless nominated in accordance with the procedures set forth herein.

      The chairman of the meeting shall, if the facts warrant,

  determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  3.  COMMITTEES.
      ----------
      3.l  Executive Committee.  The Board, by resolution
           -------------------
  adopted by a majority of the entire Board, may designate an

  Executive Committee of at least four directors, which committee shall have all the authority of the Board, except as otherwise provided in the resolution or by law, and shall serve at the pleasure of the Board.  A majority of the members of the

  Executive Committee shall constitute a quorum for the

  transaction of business at every meeting of the Executive

  Committee.  The Board may designate one or more directors as alternate members of the committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of the committee, if no alternate member has been designated by the Board, the

  member or members present at the meeting of the committee and not disqualified, whether or not a quorum, may, by unanimous vote, appoint another director to act at the meeting in place of the absent or disqualified member.  The Executive Committee shall keep minutes of its meetings, and all action of the

  committee shall be reported to the Board at its next meeting succeeding such action.  The committee shall adopt rules of procedure and shall meet as provided by those rules or by

  resolutions of the Board.

    3.2.  Other Committees.  The Board, by resolution adopted
            ----------------
  by a majority of the entire Board, may designate other

  committees, the composition of which shall consist of at least two members of the Board and such corporate officers who are non-board members as the Board deems to be appropriate, to serve at the Board's pleasure, with such powers and duties as the Board determines.  Membership of the Audit Committee, the

  Corporate Governance Committee and the Compensation and Stock

  Option Committee shall exclude any officer or former officer

  Board members.

  4.  OFFICERS.
      --------
      4.l  Executive Officers.  The executive officers of the
           ------------------
  Corporation shall be a Chairman of the Board, if the Board chooses to elect one; a President; and one or more Vice Presi-

  dents, one or more of whom may be designated Executive Vice

  President or Senior Vice President.  The Chairman of the Board,

  if any, and the President shall be elected from among the

  directors.  The offices of Chairman and President may be held by the same person.  The Board shall designate the Chairman or the President as Chief Executive Officer of the Corporation.

  The executive officers shall be elected annually by the Board,

  and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor,

  or until his earlier resignation or removal.

      4.2  Other Officers.  The Board shall appoint annually a
           --------------
  Treasurer, a Secretary and a Controller.  Any of such offices may be filled by a Vice President and the offices of Treasurer or Controller and Secretary may be filled by the same person.

  The Board may appoint other officers (including Vice

  Presidents, not otherwise designated by the Board as Executive

  Officers, Assistant Vice Presidents, Assistant Secretaries and

  Assistant Treasurers) or agents, each of whom shall hold office for such period and have such powers and duties as the Board determines.  The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any such officers or agents.

      4.3  Vacancies.  A vacancy in any office may be filled for
           ---------
  the unexpired term in the manner prescribed in sections 4.l and

  4.2 of these by-laws for election or appointment to the office.

      4.4  Chairman of the Board.  The Chairman of the Board, if
           ---------------------
  one is elected, shall preside at all meetings of the Board and of the stockholders.  He shall perform all duties incident to the office of Chairman of the Board and shall have such other powers and duties as the Board assigns to him.  In the absence of the Chairman and the President, the Board shall designate a member of the Board as temporary chairman.

      4.5  The President.  The President shall, if there is no
           -------------
  Chairman or in the absence of the Chairman, preside at all meetings of the Board and of the stockholders.  He shall

  perform all duties incident to the office of President and such other duties as the Board assigns to him.

      4.6  Chief Executive Officer.  The Chief Executive Officer
           -----------------------
  shall, subject to the control of the Board, have the general management and control of the business and affairs of the

  Corporation and, in general, shall have all powers and perform all duties incident to the office of Chief Executive Officer.

     4.7  Vice Presidents.  Each Vice President shall have such
           ---------------
  designation as the Board may determine and such powers and duties as the Board or the Chief Executive Officer, subject to the control of the Board, assigns to him.  One of the Vice

  Presidents, who is an Executive Officer, may be designated by the Board to act, in the absence of the Chief Executive Officer in the Chief Executive Officer's place.

      4.8  The Treasurer.  The Treasurer shall, subject to the
           -------------
  direction of the Chief Executive Officer, have charge of all funds, securities, notes, receipts and disbursements of the

  Corporation.  He shall be responsible for the deposit of

  Corporation funds in or withdrawal from such banks or other depositories as shall be selected by the Chief Executive

  Officer with the approval of the Board, and shall provide all necessary cash and other records to the Controller.  He shall perform such other duties as treasurers of corporations usually have or as shall have been assigned by the Chief Executive

  Officer.

      4.9  The Secretary.  The Secretary shall be the secretary
           -------------
  of, and keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, shall keep the seal and shall apply it to any instrument requiring it.  He shall be custodian of the corporate records (except accounting records),

  contracts and documents, and shall have such other powers and duties as the Chief Executive Officer or the Vice President to

  whom the Secretary reports assigns to him.  In the absence of the Secretary from meetings, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

      4.l0  The Controller.  The Controller shall be the officer
            --------------
  in charge of accounts of the Corporation and shall be

  responsible for the maintenance of adequate accounting and internal auditing procedures and adequate records of the

  Corporation and for the preparation of financial statements and reports on the operation of the business.  He shall be

  responsible to the Chief Executive Officer with respect to the administration of his office and shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him.

      4.ll  Division Officers.  For administrative and manage-
            -----------------
  ment purposes, the Chief Executive Officer with the approval of the Board may designate divisions of the Corporation and may appoint such division officers with such titles, as deemed necessary or advisable for the transaction of the business of the Corporation.  Division officers shall serve at the pleasure of the Board of Directors, the Chief Executive Officer and any

  other executive officer of the Corporation or officer of a division to whom such division officers may from time to time be responsible pursuant to instructions of the Board of Direc-

  tors or the Chief Executive Officer.  Any division officer may be removed from office as a division officer, either with or without cause, at any time, by the Board of Directors, the

  Chief Executive Officer or by any other executive officer of the Corporation or officer of a division to whom such division officer may at the time be responsible.  A division officer shall not be an officer of the Corporation by virtue of his position as such division officer. Division officers shall perform such duties as shall be assigned to them from time to time by the Board of Directors or the Chief Executive Officer

  but no division officer shall execute any deed, lease or other conveyance or transfer of real property of the Corporation, any note or other evidence of indebtedness or any mortgage or other security for indebtedness.

      4.l2  Salaries and Benefits.  A compensation committee,
            ---------------------
  composed of at least two non-management members of the Board,

  shall determine, with the advice of the Chief Executive

  Officer, the salaries, extra compensation and other benefits of all officers of the Corporation and division officers.

  5.  SHARES.
      ------
      5.l  Certificates.  The shares of the Corporation shall be
           ------------
  represented by certificates in the form approved by the Board.

  Each certificate shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer.  If

  the certificate is countersigned (a) by a transfer agent other than the corporation or its employee, or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

      5.2  Transfers.  Shares shall be transferable only on the
           ---------
  Corporation's books, upon surrender of the certificate for the shares, properly endorsed.  The Board may require satisfactory surety before issuing a new certificate to replace a

  certificate claimed to have been lost or destroyed.

      5.3  Transfer Agents and Registrars.  The Corporation
           ------------------------------
  shall have one or more transfer agents and one or more regis-

  trars of its shares, whose respective duties shall be defined by the Board.  Unless the Board specifically directs otherwise with respect to a particular certificate, no certificates for shares shall be valid unless countersigned by a transfer agent and unless registered by a registrar.

6.  MISCELLANEOUS.
    -------------
      6.l  Seal.  The Board shall adopt a corporate seal, which
           ----
  shall be in the form of a circle and shall bear the Corpora-

  tion's name and the year and state in which it was

  incorporated.

      6.2  Fiscal Year.  The Board may determine the Corpora-
           -----------
  tion's fiscal year.  Until changed by the Board, the Corpora-

  tion's fiscal year shall end on June 30.

      6.3  Voting of Shares in Other Corporations.  Shares in
           --------------------------------------
  other corporations which are held by the Corporation may be represented and voted by the Chairman, the President or a Vice

  President of this Corporation or by proxy or proxies appointed by one of them.  The Board may, however, appoint some other person to vote the shares.

      6.4  Indemnification of Officers, Directors, Employees
           -------------------------------------------------
  and Agents.  The Corporation shall, to the full extent
  ----------
  permitted by Section l45 of the Delaware General Corporation

  Law as amended from time to time, indemnify all persons whom it may indemnify under that section.

      For these purposes an employee or agent shall be deemed to have acted in good faith only if his action were within the scope of his employment as defined by an agreement with the

  Corporation or in accordance with rules and regulations estab-

  lished by the Corporation or an authorized officer thereof.

     6.5  Amendments.  By-laws may be amended, repealed or
          ----------
  adopted by the affirmative vote of a majority of the entire

  Board or of the holders of a majority of the issued and out-

  standing stock of the Corporation entitled to vote, except that the amendment, repeal or adoption of by-laws relating to the number, classification or removal of directors shall be by the affirmative vote of two-thirds of the entire Board or of the holders of two-thirds of the issued and outstanding stock of the Corporation entitled to vote.